SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 9, 2006

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1221 Avenue of the Americas, New York, New York	10020

(Address of Principal Executive Offices)	(Zip Code)

(212) 512-2564

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2 40.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          Item 7.01 and 8.01.  Regulation FD Disclosure/Other Events.

          On January 9, 2006, at the Citigroup 16th Annual Entertainment, Media, and Telecommunications Conference, Harold McGraw III, the Registrant’s Chairman, President, and Chief Executive Officer, presented earnings guidance for the Registrant for 2005 and 2006 (“Guidance”), and in connection therewith the Registrant issued a press release attached as Exhibit 99 hereto.

          The Guidance contains three statements on the Company’s financial results that would not be presented in a GAAP statement of earnings to the effect that:

          “Standard & Poor’s is expected to once again achieve another year of double-digit top and bottom line growth in 2006, excluding the impact of expensing for stock options and excluding revenue from Corporate Value Consulting which was divested last year,”

          “For 2005 The McGraw-Hill Companies expects double-digit growth in earnings per share from continuing operations, including $0.04 in restructuring charges, $0.03 dilution from income tax on the repatriation of funds, $0.08 to $0.09 dilution from acquisitions in 2004 and 2005 and changes in pension plan assumptions for 2005, but excluding a $0.01 gain on the sale of Corporate Value Consulting and the 2004 non-cash benefit of $0.05 from accrued tax liabilities,” and

          “In 2006 we expect another year of growth with earnings per share increasing between five and eight percent, excluding expensing for stock options.”

          The Registrant believes that the disclosure of this data is meaningful to shareholders and analysts in understanding the Registrant’s financial condition, and to facilitate in evaluating the strengths and weaknesses of the Registrant’s continuing businesses. In addition, this data will facilitate period-to-period comparisons of the financial performance of the Registrant.

          Item 9.01.  Exhibits.

          (99)     Press Release of the Registrant, dated January 9, 2006, containing a discussion of Registrant’s Guidance for 2005 and 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth M. Vittor

By:	Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated:  January 9, 2006

INDEX TO EXHIBITS

Exhibit Number

(99)	Press Release of the Registrant, dated January 9, 2006, containing a discussion of Registrant’s Guidance for 2005 and 2006.